Exhibit 6.23

AGREEMENT APPOINTING

MOUNTAIN SHARE TRANSFER, LLC.

AS TRANSFER AGENT AND REGISTRANT

This agreement is made this 5th day of September, 2019 between Mountain Share Transfer, LLC., a Georgia limited liability company, herein referred to as MST, and Bio Labs Naturals, Inc. a Nevada corporation, herein referred to as the Company.

1.	Appointment. MST is hereby appointed transfer agent and registrar of the following shares of the Company stock:

Class of Stock: (please circle) Common or Preferred

(If there are more than one class of either common or preferred, please specify which class of those securities is covered by indicating below)

The number of authorized shares, and issued & outstanding shall be confirmed via. Separate documentation.

By resolution of the Company’s Board of Directors, MST may hereafter from time to time be appointed by the Company to act in the capacity of dividend disbursing agent, warrant agent, exchange agent, redemption agent, escrow agent or any other similar capacity as may be agreed upon by MST and the Company.

2.	Originally Issued Shares. MST is hereby authorized originally to issue, register and countersign certificates (that is, certificates not issued upon transfer and cancellation of existing certificates then outstanding) of the Company’s stock covered by this appointment upon being furnished with an appropriate written request signed by the President or a Vice President and Secretary or Assistant Secretary and Treasurer of the Company, a certified copy of a resolution of the Board of Directors authorizing such original issue and an opinion of counsel in the form and substance satisfactory to MST and such other documentation as it may require.

3.	Transfer of Outstanding Shares. MST is hereby authorized to accept for transfer any outstanding certificates representing the Company’s stock covered by this appointment and to issue and countersign new certificates in place thereof: except that MST may refuse to transfer such certificates if it in good faith believes that the certificate, when surrendered for transfer is not validly or genuinely endorsed or it is otherwise not in compliance with law. MST reserves the right to refuse to transfer shares until it is satisfied that the requested transfer is legally authorized and until payment for the transfer thereof has been tendered to MST. MSTs liability for the refusal in good faith to make transfers which it, in its judgment, believes may be improper, unauthorized of for any reason not permitted by law, MST may, in effecting transfer, rely upon (I) generally accepted industry practice in effecting transfers or delaying or refusing transfer, (ii) the Uniform Commercial code, (iii) the advice of Counsel.

4.	Transfer of Cancellation of Treasure Shares. MST is hereby authorized to transfer or cancel certificates of the Company’s stock covered by this appointment in the name of or belonging to the Treasure of the Company, upon receipt of the certificate(s) endorsed by the President or a Vice President and a Secretary or Assistant Secretary and Treasurer of the Company, a certified copy of the resolution of the Board of Directors authorizing such endorsement and such transfer or cancellation, and in the case of a transfer only, an opinion of counsel.

_________	1	________
(initials)		(initials)

AGREEMENT APPOINTING

MOUNTAIN SHARE TRANSFER, LLC.

AS TRANSFER AGENT AND REGISTRANT

5.	Lost or Destroyed Certificates. MST may issue new certificates in place of certificates represented to have been lost, stolen, or destroyed in accordance with the Board of Directors’ resolution, upon receiving a bond or other indemnity satisfactory to MST, MST is further authorized in its discretion to issue a new certificate in exchange for, and upon surrender of, an identifiable mutilated certificate.

6.	Delivery of Certificates by Mail. MST is hereby authorized to forward stock certificates and warrants of the Company by first class mail or courier delivery services. When the mail is used for the delivery of certificates of the company’s common stock or warrants, MST shall forward such certificates in non-negotiable form by Registered, Certified Mail or by First Class Insured Mail. In the event of the non-receipt of such certificates mailed by MST, the Company hereby authorizes the issuance of new certificates for a like amount in place thereof upon receipt of a properly executed affidavit and proof of loss provided for under an indemnity bond, all without further action or approval of the Board of Directors or the officers of the Company.

7.	Unclaimed or Undelivered Stock Certificates. Where a stock certificate, for any reason, in the possession of MST and has not been claimed by the registered holder or cannot be delivered to the registered holder through usual channels, MST may, after the expiration of two years from date said certificate was issued, return said certificate to the Company to be held by the Company for the registered holder or transferred in accordance with the applicable laws.

8.	Books and Records. MST is hereby authorized to establish and maintain such books of the Company as may be required in the performance of its agency, and to establish and maintain stock ledgers for the Company and to make entries therein of all certificates issued, canceled and transferred. In case of any request or demand for the inspection of such stock books, MST will endeavor to notify the Company and to secure instructions as to permitting or refusing such inspection. MST reserves the right, however, to exhibit the stock books to any person if it is advised by its counsel that it may be held liable for the failure to exhibit the stock books to such person. MST may from time to time, at its discretion, delivery to the Company for safekeeping or disposition by the Company in accordance with law, such records accumulated in the performance of its duties as it may deem expedient, and the Company assumes all responsibility for any failure thereafter to provide any paper, record or document so returned, if and when required.

9.	Instruction, Opinions of Counsel and Signatures. At any time MST may apply to an officer of the Company for instructions or information and may consult counsel for the Company or its own counsel, in respect to any matter arising in connection with the agency, the Company will promptly furnish or will cause its counsel to furnish such instructions or information and MST shall not be liable for any action taken or omitted by it in good faith in accordance with such instructions, information or the advice or opinion of such counsel. In case such instruction, information or advice shall not be promptly furnished as required by the Agreement, the Company will indemnify and hold harmless MST from any and all liability including attorney’s fees and court costs. MST shall be protected in acting upon any paper or document believed by it to be genuine and to have been signed. by the proper person or persons and shall not be held to have notice of any change or authority of any person, until receipt of written notice thereof from the Company. It shall also be protected. in recognizing stock certificates which it reasonably believes bear the proper manual or facsimile signatures of the officers of the Company and the proper counter signature of a transfer agent or registrar, or of a co-transfer agent or co-registrar.

_________	2	________
(initials)		(initials)

AGREEMENT APPOINTING

MOUNTAIN SHARE TRANSFER, LLC.

AS TRANSFER AGENT AND REGISTRANT

10.	Indemnification: In consideration of MST’s services contemplated hereby, the Company agrees to: (a) indemnify and hold harmless MST against any and all losses, claims, damages or liabilities to which MST may become subject arising in any manner out of or in connection with the rendering of services by MST hereunder, unless it is finally judicially determined by a court of competent jurisdiction that such losses, claims, damages or liabilities resulted directly from the negligence, bad :faith, or willful misconduct of MST; and (b) reimburse MST immediately for all reasonable legal or other expenses reasonably incurred and actually paid by MST in connection with investigating, preparing to defend or defending any lawsuits, claims or other proceedings naming him as a defendant and arising in any manner out of or in connection with the rendering of services by MST hereunder.

11.	The Company agrees: (a) that the indemnification and reimbursement commitments set forth in paragraph 10 shall apply whether or not MST is a formal party to any such lawsuits, claims or other proceedings; and (b) that if MST is advised in writing by counsel that there are one or more defenses available to him that are different from in addition to those available to the Company, that MST is entitled to retain separate counsel of his choice in connection with any of the matters to which such commitments relate.

12.	The Company and MST agree that if any indemnification or reimbursement sought pursuant to paragraph 6 judicially determined to be unavailable for a reason other than the negligence, bad faith or willful misconduct of MST, then the Company and shall contribute to the losses, claims, damages, liabilities and expenses for which such indemnification or reimbursement is held unavailable (I) in such proportion as is appropriate to reflect the relative benefits to the Company on the one hand, and MST on the other hand, in connection with the transactions to which such indemnification or reimbursement relates, or (ii) if the allocation provided by clause (I) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (l) but also the relative faults of the Company on the one hand, and MST on the other hand, as well as any other equitable considerations: provided, however, that in no event shall the amount to be contributed by MST pursuant to this paragraph exceed the amount of fees actually received by MST hereunder.

13.	Previous Transfer Agent. The Company shall indemnify, protect and hold harmless MST from any liability arising from actions or failures to act on the part of any previous stock transfer agents retained by the Company, specifically including, but not limited to, liability arising from any lack or completeness or validity of the records maintained by such previous stock transfer agent. MST agrees to exercise reasonable diligence in converting the records and information of any such previous stock transfer agent of the MST system, and in researching the records of any such previous stock transfer agent to identify and resolve errors and discrepancies contained therein.

14.	Compliance with Law. MST may, without liability to the Company, refuse to perform any act in connection with this agency wherein good faith reliance upon the opinion of its counsel it believes in good faith that such act may subject it or its officers or employees to criminal liability under any law of any state or of the United States and, in particular, under the Securities Act of 1933.

15.	Stock Certificates and Signatures. The Company shall furnish MST with a sufficient supply of blank certificates and from time to time will renew such supply upon the request of MST. Such blank stock certificates shall be properly signed by officers of the Company authorized by law or by the Company’s bylaws to sign stock certificates, and if required, bear the corporate seal or facsimile thereof. Attached hereto as Exhibit 1 to their Agreement is a certified list of all officers and Directors of the Company and attached hereto as Exhibit 2 are the signatures of the officers of the Company authorized to sign stock certificates.

_________	3	________
(initials)		(initials)

AGREEMENT APPOINTING

MOUNTAIN SHARE TRANSFER, LLC.

AS TRANSFER AGENT AND REGISTRANT

16.	Effective Date. This appointment shall be effective the opening of business on either the latter of the following events: a) 9th day of September , 2019 , or b) the date agreed upon with the prior transfer agent in order to facilitate and orderly and effective transfer of records and services.

17.	Necessary Documentation. Prior to the effective date of this appointment, the Company shall furnish the following documents to MST:

A.	A copy of the resolution of the Board of Directors ratifying, confirming and approving this Agreement, certified by the Secretary of the Company.

B.	A copy of the Company’s Certificate of Incorporation and all amendments thereto, certified by the Secretary of State.

C.	A copy of the bylaws of the Company and all amendments thereto, certified by the Secretary of Company.

D.	Specimen stock certificates for each class of securities (outstanding or to be outstanding) of the Company for which MST is being appointed transfer agent and registrar.

E.	A list, certified by the Secretary of the Company or the transfer agent which MST is succeeding, showing the number and date of each outstanding certificate, the name in which issued, the number of shares represented thereby, all stop transfer orders in respect to such orders and, finally, a list of all certificates issued as replacements for those reported lost, stolen, or destroyed.

F.	The status of all such stock, including shares which are reserved for specific purposes, under the Securities Act of 1933 and any other applicable Federal or State Statute (i.e., if registration is necessary, the effective date of the registration statement or, if exempt, the specific basis thereof).

G.	A copy of the resolution of the Board of Directors, certified by the Secretary of the Company, authorizing MST to proceed from time to time with any necessary replacements o lost, stolen or destroyed certificates, upon (bond) or other indemnity satisfactory to MST.

H.	A list of all shareholders deemed to be considered insiders or control persons as those terms are defined by the Securities Act of 1933, the Securities Exchange Act of l934, and other acts of Congress and Rules and regulations promulgated by the United States Securities and Exchange Commission.

I.	The names and specimen signatures of all officers who are and have been authorized to sign certificates for shares on behalf of the Company.

J.	Any additional information as may be specifically requested by MST in connection with its appointment or the performance of its duties.

_________	4	________
(initials)		(initials)

AGREEMENT APPOINTING

MOUNTAIN SHARE TRANSFER, LLC.

AS TRANSFER AGENT AND REGISTRANT

K.	In the event any amendment is made to the information listed in the foregoing clauses, prompt written notification of such change together with copies of all relevant resolutions, instruments or other documents, specimen signatures, certificates, opinions or the like as MST or its counsel may deem necessary.

18.	Future Amendments of Chapter and Bylaws. The Company shall file with MST certified copies of all amendments of its articles of incorporation of bylaws made after the date of the Agreement.

19.	Fees. The Company shall pay to MST such fees for MST’s services as are reflected in the Fee Schedule attached hereto as Exhibit 5 and incorporated herein by this reference, and shall reimburse MST for all extraordinary out of pocket expenses incurred in the performance of its duties hereunder.

A.	After the second anniversary of the Effective Date, such fees may be adjusted annually, on or about each anniversary of the Effective Date, by the annual percentage of change in the latest Consumer Price Index of All Urban Consumers (CPI-U) United States City Average, as published by the U.S. Department of Labor, Bureau of Labor Statistics plus one half percent (0.5%).

B.	All amounts owed to MST hereunder are due within thirty (30) days of the invoice date. Delinquent payments are subject to a late payment charge of one and one half percent (1.5%) per month commencing forty-five (45) days from the invoice date. The Company agrees to reimburse MST for any attorney’s fees and any other costs associated with collecting delinquent payments.

C.	The Company shall be charged for certain expenses advanced or incurred by MST in connection with MST’s performance of its duties hereunder. Such charges include, but are not limited to, stationery and supplies, such as transfer sheets, dividend checks, envelopes, and paper stock, as well as any disbursements for telephone, mail insurance, electronic document creation and delivery, travel expenses for annual meetings, link-up charges from Automatic Data Processing Inc. and tape charges from The Depository Trust Company. While Agent endeavors to maintain such charges (both internal and external) at competitive rates, these charges will not, in all instances, reflect actual out-of-pocket costs, and in some instances may include handling charges to cover internal processing and use of MST’s billing systems.

D.	With respect to any shareholder mailings processed by MST, the Company shall be charged postage as an out-of-pocket expense at postage rates that may not reflect all available or utilized postal discounts, such as presort or NCOA discounts. The Company shall at least one business day prior to mail date, provide immediately available funds sufficient to cover all postage due on such mailing. Any material shareholder mailing schedule changes, including, but not limited to, delays in delivering materials to MST or changes in a mailing commencement date, may result in additional fees and/or expenses.

E.	Upon expiration or termination of this Agreement, the Company shall pay MST a fee for deconversion services (e.g., providing shareholder lists and files, producing and shipping records, answering successor agent inquiries). This fee shall be based on MST’s then-current deconversion fee schedule. MST may withhold the Company’s records, reports and unused certificate stock pending Company’s payment in full of all fees and expenses owed to MST under this Agreement.

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(initials)		(initials)

AGREEMENT APPOINTING

MOUNTAIN SHARE TRANSFER, LLC.

AS TRANSFER AGENT AND REGISTRANT

20.	Term of Engagement. This engagement extend in perpetuity from the date hereof and shall unless either party has given at least ninety (90) days’ prior written notice to the other that it desires to terminate this engagement; provided however, that in the event of such termination, the Company shall be responsible for the reimbursement of fees and expenses referred to in paragraph 19 incurred through date of termination; and provided, further, that the provisions of paragraphs I 0, 11, and 12 shall survive the termination of this letter and shall be binding upon any successors or assigns of the Company.

21.	Termination. This agreement may be terminated subject to the following terms and conditions:

A.	The Company may terminate this Agreement if (i) MST defaults on any of its material obligations hereunder and such default remains uncured thirty (30) days after MST’s receipt of notice of such default from Client; or (ii) any proceeding in bankruptcy, reorganization, receivership or insolvency is commenced by or against MST, MST shall become insolvent or shall cease paying its obligations as they become due or makes any assignment for the benefit of its creditors.

B.	MST may suspend providing services hereunder or terminate this Agreement if (i) the Company fails to pay amounts due hereunder or defaults on any of its material obligations hereunder and such failure or default remains uncured thirty (30) days after Company’s receipt of notice of such failure or default from Agent; (it”) any proceeding in bankruptcy, reorganization, receivership or insolvency is commenced by or against Company, Company shall become insolvent, or shall cease paying its obligations as they become due or makes any assignment for the benefit of its creditors; or (iii) Company is acquired by or is merged with or into another entity where Company is not the surviving company.

C.	Upon termination of this Agreement, all fees earned, and expenses incurred by MST up to and including the date of such termination shall be immediately due and payable to MST on or before the effective date of such termination.

D.	In addition to the payments required in Section 1l(c) above, if this Agreement is terminated by the Company for any reason other than pursuant to Section l l(a) above or by Agent pursuant to Section 11(b) above, then the Company shall pay a termination fee, due and payable to MST on or before the effective date of such termination, calculated as follows: (i) if the termination occurs prior to the first anniversary of the commencement date of the current term (the “Commencement Date”), then the termination fee shall equal twelve (12) times the average monthly invoice charged to the Company by MST hereunder, (ii) if the termination occurs on or after the first anniversary of the Commencement Date but prior to the second anniversary of the Commencement Date, then the termination fee shall equal nine (9) times the average monthly invoice charged to the Company by MST hereunder, and (iii) if the termination occurs on or after the second anniversary of the Commencement Date, then the termination fee shall equal six (6) times the average monthly invoice charged to the Company by MST hereunder. For purposes of this paragraph, fees for non-recurring events shall be excluded when calculating the average monthly invoice charged to Company by MST.

E.	Prior to termination of this Agreement, the Company shall provide MST with written instructions as to the disposition of records, as well as any additional documentation reasonably requested by MST. Except as otherwise expressly provided in this Agreement, the respective rights and duties of the Company and MST under this Agreement shall cease upon termination of this Agreement.

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(initials)		(initials)

AGREEMENT APPOINTING

MOUNTAIN SHARE TRANSFER, LLC.

AS TRANSFER AGENT AND REGISTRANT

22.	Attorney Fees. If either party commences legal action against the other for damages or breach hereof or to otherwise enforce any remedy hereunder, the prevailing party shall be entitled to recovery from the other party any and all of its costs and expenses, including reasonable attorney’s fees, as may be incurred.

23.	Force Majeure. MST shall not be liable for any failures, delays or losses, arising directly or indirectly out of conditions beyond its reasonable control including, but not limited to, acts of government, exchange or market ruling, suspension of trading, work stoppages or labor disputes, civil disobedience, riots, rebellions, electrical or mechanical failure, computer hardware or software failure, communications facilities failures including telephone failure, war, terrorism, insurrection, fires, earthquakes, storms, floods, acts of God or similar occurrences.

Notices:	All notices, requests or instructions hereunder shall be in writing and delivered personally or sent by FedEx mail or similar overnight delivery, postage prepaid, as follows:

If to the Mountain Share Transfer

Mountain Share Transfer, LLC.

Att.: Erik S. Nelson, President

2030 Powers Ferry Road SE

Suite# 212

Atlanta, GA. 30339

If to the Company

BioLabs Naturals, Inc.

W. Edward Nicols

6764 S. Yates Ct.

Littleton, CO 80128

24.	Miscellaneous:

A.	Counterparts/Fax Signatures. This Agreement may be executed in counterparts, each of which shall be deemed an original, and all of which taken together shall constitute one and the same instrument. Facsimile or electronically transmitted signatures shall be deemed effective as originals.

B.	Severability: Every provision of this Agreement is intended to be severable. Accordingly, should any provision be declared illegal, invalid, or otherwise unenforceable by a court of competent jurisdiction, such illegality, invalidity, or unenforceability shall not effect the remaining provisions, which shall remain fully valid, binding, and enforceable.

C.	Governing Law: To the maximum extent permitted by applicable law, the provisions of this agreement shall be governed by and construed and enforced in accordance with the laws of the State of Georgia, without regard to principles of conflicts law. Each of the parties hereto irrevocably and unconditionally confirms and agrees (i) that it is and shall continue to be subject to the jurisdiction of the state courts of the State of Georgia, Cobb County, or, if that Court lacks subject matter jurisdiction to hear such a claim, the United States District Court for the Northern District of Georgia, for any actions, suits or proceedings arising out of or relating to this Agreement or the transactions contemplated by this Agreement, (it) waives any objection to the laying of venue of any such litigation in the Georgia Courts and agrees not to plead or claim in any Georgia Court that such litigation brought therein has been brought in any inconvenient forum and (iii) acknowledges and aggress that any controversy that may arise under this Agreement is likely to involve complicated and difficult issues, and therefore each such party hereby irrevocably and unconditionally waives any right such party may have to a trial by jury in respect of any litigation directly or indirectly arising or relating to this Agreement or transactions contemplated by this Agreement.

D.	Full Agreement. This Agreement when executed by the Company and MST shall constitute the full agreement. The Agreement shall be construed and governed by the laws of the State of Georgia and shall be binding upon the parties hereto and their successors and assigns.

E.	Rights in Third Parties. Except as otherwise specifically provided, nothing expressed or implied in this Agreement is intended, or shall be construed, to confer on or give any person, firm, or corporation, other than the parties and their respective shareholders, any rights or remedies under or by reason of this Agreement.

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(initials)		(initials)

AGREEMENT APPOINTING

MOUNTAIN SHARE TRANSFER, LLC.

AS TRANSFER AGENT AND REGISTRANT

IN WITNESS WHEREOF, the parties have executed the Agreement as of the day and year first above written.

Agreed to and Accepted on behalf of Mountain Share Transfer, LLC. on this ____day of September _____, 2019	Agreed to and Accepted on behalf of Bio Labs Naturals, Inc. on this ____ day of September _____, 2019

/s/ Erik S. Nelson	/s/ W. Edward Nichols
Erik S. Nelson, President	(signature)

Erik S. Nelson, President	W. Edward Nichols
(printed name)	(printed name)

President	President
(title)	(title)

_________	8	________
(initials)		(initials)

AGREEMENT APPOINTING

MOUNTAIN SHARE TRANSFER, LLC.

AS TRANSFER AGENT AND REGISTRANT

Exhibit 1

List of Officers and Directors

Date:	September 6, 2019

Name of Company:	Bio Labs Naturals, Inc.

Address:	6764 S. Yates Ct. Littleton, CO 80128

Telephone:	720-273-0433 Fax: ________________

OFFICERS

President:	W. Edward Nichols

Secretary:	W. Edward Nichols

Chief Financial Officer:

DIRECTORS

W. Edward Nichols

________	________
(initials)	(initials)

AGREEMENT APPOINTING

MOUNTAIN SHARE TRANSFER, LLC.

AS TRANSFER AGENT AND REGISTRANT

Signature of Officers Authorized to Sign Certificates

Date:	September 6, 2019

Name of Company:	Bio Labs Naturals, Inc.

Address:	6764 S. Yates Ct. Littleton, CO 80128

Telephone:	720 273 0433 Fax: __________

OFFICERS	(Please sign in black ink)

________	________
(initials)	(initials)

AGREEMENT APPOINTING

MOUNTAIN SHARE TRANSFER, LLC.

AS TRANSFER AGENT AND REGISTRANT

Exhibit 3:

RATES AND SERVICES PROVIDED

Services Provided:

Establish new shareholder files,

Complete maintenance of shareholder account records,

Reviewing of documentation for legal, Rule 144 stock transactions and estate transfers, Printing of a U stock certificates,

Issue stock certificates; initially and on-going transfers, Replacement of lost, stolen or destroyed stock certificates, Record retention of canceled stock certificates,

Process daily stock transfers,

Delivery of new certificates issued, Provide monthly account actions,

Provide certified shareholder lists as required,

Provide support materials for all SEC required filings,

Mailing of any material; news releases, quarterly and annual reports, 1OK, 1OQ, etc., Mailing of shareholder communications, including letters, special meeting notices, etc., Provide support with setup and scheduling of annual or special meetings,

Provide direct response to security holders with courteous, prompt and precise answers, Provide legal services with up-to-date qualified SEC attorneys,

48 Hour Turnaround on most items Other services as required

These services are provided by a US owned and operated company

________	________
(initials)	(initials)

AGREEMENT APPOINTING

MOUNTAIN SHARE TRANSFER, LLC.

AS TRANSFER AGENT AND REGISTRANT

EXHIBIT 4-A

Public Company Electronic Processing Program Fee Schedule:

Initial Company Set Up	Electronic Records	$250
	Manual Input	$1.00 per Shareholder

Certificate Issuance (Free or Restricted) Certificate	$35 per certificate

Cancellation Fee	$15 per certificate

Restrictive Legend Removal FAST or DWAC Transaction	$60 per certificate

Fee Rush Fee	$45 per transfer/transaction

Rejection Fee	$50

Certified Shareholders List	$50

Mailing Fee	Subject to Quote

Proxy Tabulation	$1.00 per Shareholder

Monthly Fee	Based Upon the Number of Shareholders

1 to 1,000 Shareholders	$350 per month
1,001 or more Shareholders	$400 per month

Corporate Action	$500

Online Portal Access	$100/month

________	________
(initials)	(initials)

AGREEMENT APPOINTING

MOUNTAIN SHARE TRANSFER, LLC.

AS TRANSFER AGENT AND REGISTRANT

EXHIBIT 4-B

Public Company Non-Electronic Processing Program Fee Schedule:

Initial Company Set Up	Electronic Records	WAIVED
	Manual Input	$3/shareholder

Certificate Issuance (Free or Restricted)	$35 per certificate

Certificate Cancellation Fee Restrictive Legend Removal Rush	$15 per certificate

Fee	$60 per certificate

Rejection Fee	$50

Certified Shareholders List	$50

$100

Mailing Fee	Subject to Quote

Proxy Tabulation	$1.00 per Shareholder

Monthly Fee	Based Upon the Number of Shareholders

1 to 250 Shareholders	$100 per month
251 to Shareholders	$150 per month
501 to 1,000 Shareholders 1,001 or more	$200 per month
Shareholders	$300

Corporate Action Online	$500

Portal Access	$100/month

________	________
(initials)	(initials)

AGREEMENT APPOINTING

MOUNTAIN SHARE TRANSFER, LLC.

AS TRANSFER AGENT AND REGISTRANT

EXHIBIT 4-C

Private Company Program Fee Schedule:

Initial Company Set Up	Electronic Records	WAIVED Manual Input
$3/shareholder

Certificate Issuance (Free or Restricted)	$35 per certificate

Certificate Cancellation Fee	$15 per certificate

Restrictive Legend Removal Rush Fee	$60 per certificate

Rejection Fee	$50

Certified Shareholders List Mailing Fee	$50

Proxy Tabulation	$50

Subject to Quote

$1.00 per Shareholder

Monthly Fee	Based Upon the Number of Shareholders

1 to 250 Shareholders	$100 per month
251 to 500 Shareholders	$150 per month
501 to 1,000 Shareholders 1,001 or more	$200 per month
Shareholders	$300

Reverse/Forward Split Online Portal Access	$250

$100/month

________	________
(initials)	(initials)

AGREEMENT APPOINTING

MOUNTAIN SHARE TRANSFER, LLC.

AS TRANSFER AGENT AND REGISTRANT

Exhibit 1

List of Officers and Directors

Date:	September 6, 2019

Name of Company:	Bio Labs Naturals, Inc.

Address: 6764 S. Yates Ct. Littleton, CO 80128

Telephone: 720 273 0433    Fax: ________________

OFFICERS

President:	W. Edward Nichols

Secretary:	W. Edward Nichols

Chief Financial Officer:

DIRECTORS

W. Edward Nichols

________	________
(initials)	(initials)

AGREEMENT APPOINTING

MOUNTAIN SHARE TRANSFER, LLC.

AS TRANSFER AGENT AND REGISTRANT

Exhibit 3:

RATES AND SERVICES PROVIDED

Services Provided:

Establish new shareholder files,

Complete maintenance of shareholder account records,

Reviewing of documentation for legal, Rule 144 stock transactions and estate transfers, Printing of all stock certificates,

Issue stock certificates; initially and on-going transfers, Replacement of lost, stolen or destroyed stock certificates, Record retention of canceled stock certificates,

Process daily stock transfers,

Delivery of new certificates issued, Provide monthly account actions,

Provide certified shareholder lists as required, Provide support materials for all SEC required filings,

Mailing of any material; news releases, quarterly and annual reports, 10K, 10Q, etc., Mailing of shareholder communications, including letters, special meeting notices, etc., Provide support with setup and scheduling of annual or special meetings,

Provide direct response to security holders with courteous, prompt and precise answers, Provide legal services with up-to-date qualified SEC attorneys,

48 Hour Turnaround on most items Other services as required

These services are provided by a US owned and operated company in Atlanta, Ga.

________	________
(initials)	(initials)

AGREEMENT APPOINTING

MOUNTAIN SHARE TRANSFER, LLC.

AS TRANSFER AGENT AND REGISTRANT

EXHIBIT4-A

Public Company Electronic Processing Program Fee Schedule:

Initial Company Set Up	Electronic Records	$250
	Manual Input	$1.00 per Shareholder

Certificate Issuance (Free or Restricted) Certificate	$35 per certificate

Cancellation Fee	$15 per certificate

Restrictive Legend Removal FAST or DWAC Transaction	$60 per certificate

Fee Rush Fee	$45 per transfer/transaction

Rejection Fee	$50

Certified Shareholders List	$50

$100

Mailing Fee Proxy	Subject to Quote

Tabulation	$1.00 per Shareholder

Monthly Fee	Based Upon the Number of Shareholders

l to 1,000 Shareholders	$350 per month
1,001 or more Shareholders	$400 per month

Corporate Action	$500

Online Portal Access	$100/month

________	________
(initials)	(initials)

AGREEMENT APPOINTING

MOUNTAIN SHARE TRANSFER, LLC.

AS TRANSFER AGENT AND REGISTRANT

EXHIBIT4-B

Public Company Non-Electronic Processing Program Fee Schedule:

Initial Company Set Up	Electronic Records	WAIVED
	Manual Input	$3/shareholder

Certificate Issuance (Free or Restricted) Certificate	$35 per certificate

Cancellation Fee	$15 per certificate

Restrictive Legend Removal Rush Fee	$60 per certificate

Rejection Fee	$50

Certified Shareholders List Mailing Fee	$50

Proxy Tabulation	$100

Subject to Quote

$1.00 per Shareholder

Monthly Fee	Based Upon the Number of Shareholders

l to 250 Shareholders	$100 per month
251 to Shareholders	$150 per month
501 to 1,000 Shareholders 1,001 or more	$200 per month
Shareholders	$300

Corporate Action Online	$500

Portal Access	$100/month

________	________
(initials)	(initials)

AGREEMENT APPOINTING

MOUNTAIN SHARE TRANSFER, LLC.

AS TRANSFER AGENT AND REGISTRANT

EXHIBIT4-C

Private Company Program Fee Schedule:

Initial Company Set Up	Electronic Records	WAIVED
	Manual Input	$3/shareholder

Certificate Issuance (Free or Restricted) Certificate	$35 per certificate

Cancellation Fee	$15 per certificate

Restrictive Legend Removal Rush Fee	$60 per certificate

Rejection Fee	$50

Certified Shareholders List Mailing Fee	$50

Proxy Tabulation	$50

Subject to Quote

$1.00 per Shareholder

Monthly Fee	Based Upon the Number of Shareholders

l to 250 Shareholders	$100 per month
251 to 500 Shareholders	$150 per month
501 to 1,000 Shareholders	$200 per month
1,001 or more Shareholders	$300

Reverse/Forward Split	$250

Online Portal Access	$100/month

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(initials)	(initials)